Exhibit 6.22

AMENDMENT NO. 2 TO

STOCKHOLDERS GREEMENT

This AMENDMENT NO. 2, effective as of September 30, 2021 (“Amendment No. 2”) to that certain Stockholders Agreement, dated as of February 8, 2021, as amended (the “Agreement”), is by and among TRIANGLE CANNA CORP., a Nevada corporation (“TCC” or the “Company”); (B) GREEN MATTER HOLDING INC., a Nevada corporation (“Green Matter”); (C) HALO LABS, INC., a British Columbia, Canada corporation (“Halo”); (D) EUROPA GROUP USA LLC, a Nevada limited liability company (“Europa”) and (E) ANIL BERI, an individual (“Beri”; and together with Green Matter, Halo and Europa, the “Stockholders”). The Stockholders and the Company are hereinafter sometimes individually referred to as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties executed and delivered the Agreement as of February 8, 2021, and executed and delivered amendment no. 1 thereto as of May 19, 2021; and

WHEREAS, the parties hereto desire to further amend the terms of the Agreement, pursuant to Section 6.3 of the Agreement and the terms and conditions set forth herein, as of the date hereof.

NOW, THEREFORE in consideration of mutual covenants and premises set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendment.

a)	Section 3.1(b) and 3.1(c) of the Agreement are deleted in their entirety and replaced with the following:

“(b) The Board of TCC shall consist of seven (7) members, of which:

(i)	three (3) members shall be designated by Green Matter so long as a Dilution Below 5% Event as to Green Matter shall not have occurred (the “Green Matter Designees”);

(ii)	three (3) members shall be designated by Halo so long as a Dilution Below 5% Event as to Halo shall not have occurred (the “Halo Designees”); and

(iii)	one (1) member shall be independent, the election thereof to be subject to approval by each of Green Matter and Halo.

b)	All references to “Europa Designee” in the Agreement shall be deleted in their entirety.

c)	The first paragraph of Section 3.2 of the Agreement is deleted in its entirety and replaced with the following, without any change to clauses (a) through (j) thereof:

“3.2 Certain Major Decisions. Notwithstanding anything in this Agreement, the Articles of Incorporation or the Bylaws, until the occurrence of a Termination Event, each of the following actions (each a “Major Decision”) on behalf of TCC or Bar X shall be required to be approved at a meeting or by written consent of a majority of the Board of TCC (the “Board Majority”); provided, that, until such time as all amounts outstanding under the promissory note (the “Europa Note”) dated February 5, 2021 issued by TCC to Europa shall have been paid in full (the “Europa Repayment Event”), whereupon Europa and Beri will no longer have any rights under Section 3.2 this Agreement, any of the Major Decision referred to in Section 3.2(a) or Section 3.2 (d) if any such amendment would disproportionately adversely affect the equity of Europa or Beri or their rights under this Agreement or the Lockup Agreement, shall also require the prior approval or consent of Europa:”

d)	All references to “Board Supermajority” in the Agreement shall be deleted in their entirety and replaced with “Board Majority.”

e)	Section 4.6(b) of the Agreement shall be amended by adding the following at the end thereof:

“The Parties acknowledge that the loans and advances contemplated by this Section 4.6(b) hereof have been fully funded.”

2.	Other Provisions. The provisions of the Agreement that are not amended or deleted by this Amendment No. 2 remain unchanged and in full force and effect.

3.	Signatures. This Amendment No. 2 may be signed in counterparts. An electronic transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm an electronically-transmitted signature page by delivering an original signature page to the requesting party.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.

TRIANGLE CANNA CORP.
a Nevada corporation

By:	/s/ Jedediah Morris
Name:	Jedediah Morris
Title:	CEO

GREEN MATTER HOLDING INC.
a Nevada corporation

By:	/s/ Jedediah Morris
Name:	Jedediah Morris
Title:	CEO

HALO LABS, INC.
a British Columbia corporation

By:	/s/ Kiran Sidhu
Name:	Kiran Sidhu
Title:	CEO

EUROPA GROUP USA, LLC
a Nevada limited liability company

By:	/s/ Elizabeth Beri
Name:	Elizabeth Beri
Title:	Member and Manager

/s/ Anil Beri
Anil Beri